Exhibit 4.3
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement”), dated as of August 9, 2005 (the “Effective Time”), is by and among Zix Corporation, a Texas corporation (the “Company”), and JPMorgan Chase Bank, N.A., a national banking association, as escrow agent hereunder (the “Escrow Agent”).
Preamble
     The Company presently intends to raise capital in a private offering of its securities (the “Offering”) pursuant to that certain Securities Purchase Agreement, dated of even date herewith (the “Securities Purchase Agreement”), by and among the Company and each of the purchasers listed on Schedule A thereto (collectively, the “Purchasers”). As required by the Securities Purchase Agreement, the proceeds with respect to the Excess Units, as such term is defined in the Securities Purchase Agreement, and identified on Schedule A to the Securities Purchase Agreement and Schedule A hereto as the “Excess Funds” are to be placed in escrow hereunder with the Escrow Agent (the “Escrow Funds”). The Escrow Agent is willing to hold and administer such Escrow Funds and any income thereon and additions thereto, and to pay and distribute the amounts held by it in accordance with the terms of this Agreement.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I
ESTABLISHMENT OF ESCROW
     Section 1.1 Escrow Funds. Contemporaneously with the Company’s receipt of the proceeds of the Offering, the Company shall immediately deposit, or arrange for the immediate deposit of, the Escrow Funds with the Escrow Agent. From and after receipt of the Escrow Funds by the Escrow Agent, the Escrow Agent will hold and disburse the Escrow Funds (together with any cash or other property received in respect thereof or earned thereon, which shall become a part of the Escrow Funds) only in accordance with the provisions of this Agreement. Prior to the release and distribution of the Escrow Funds, the Escrow Agent shall hold the Escrow Funds for the benefit of the Company and the Purchasers pursuant to the terms of this Agreement.
     Section 1.2 Investments. The Escrow Agent shall invest and reinvest the Escrow Funds and any other cash received by the Escrow Agent with respect thereto in such Eligible Investments as the Company designates in writing to the Escrow Agent and shall not be responsible or liable for any loss, tax or other charge accruing from any investment made in accordance herewith. The “Eligible Investments” shall be those investments set forth in Schedule B attached hereto. All earnings received from the investment of the Escrow Funds (the “Investment Earnings”) shall be credited to, and shall become a part of, the Escrow Funds (and any losses on such investments shall be debited from the Escrow Funds). Unless otherwise directed in writing, the Escrow Funds shall be invested and reinvested in the JPMorgan Chase Cash Escrow. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder.
     Section 1.3 Additional Interest. In accordance with Section 1(b)(ii) of the Securities Purchase Agreement, while held by the Escrow Agent, the Escrow Funds shall accrue interest from and including the day following the Closing Date (as defined in the Securities Purchase Agreement) to and excluding the date of release at a rate of 7.0% per annum (computed on the basis of a 365-day year) (the “Interest Amount”). If the Escrow Funds are released to the Company pursuant to Section 2.2(a), the Company shall promptly pay the Interest Amount to the Purchasers. If the Escrow Funds are released to the Purchasers pursuant to Section 2.2(b), to the extent the Investment Earnings are less than the Interest Amount, the Company shall promptly pay to the Purchasers the amount, if any, equal to such shortfall.
ARTICLE II
TERM; RELEASE OF ESCROW FUNDS
     Section 2.1 Term. The term of this Agreement shall commence at the Effective Time and shall terminate at such time as all Escrow Funds have been distributed pursuant to the terms of this Agreement.
     Section 2.2 Release of Escrow Funds. The Escrow Agent shall release and distribute the Escrow Funds (including any Investment Earnings) as follows:
     (a) to the Company, upon the Escrow Agent’s receipt of a certificate substantially in the form of Exhibit A, executed by a duly authorized officer of the Company and certifying to the Escrow Agent that the Shareholder Approval contemplated by Section 5(d) of the Securities Purchase Agreement has been obtained on or before 5:00 P.M. CST, Houston, Texas time, on November 22, 2005.
     (b) to the Purchasers, upon the Escrow Agent’s receipt from the Company of a certificate substantially in the form of Exhibit A, executed by a duly authorized officer of the Company and certifying to the Escrow Agent that the Shareholder Approval contemplated by Section 5(d) of the Purchase Agreement was not obtained on or before 5:00 P.M. CST, Houston, Texas time, on November 22, 2005, with each Purchaser to receive a portion of the Escrow Funds equal to the sum of:
     (i) the amount of funds set forth next to its name on Schedule A attached hereto under the column entitled “Excess Funds”; and

     (ii) such Purchaser’s pro rata share, based upon such Purchaser’s Excess Funds vis-a-vis other Purchasers, of any Investment Earnings accrued on the Escrow Funds while held by the Escrow Agent.
     If the Shareholder Approval contemplated by Section 5(d) of the Securities Purchase Agreement is not obtained and the Company does not deliver a certificate to the Escrow Agent pursuant to this Section 2.2(b) within 2 business days following November 22, 2005, the Escrow Agent shall deliver the Escrow Funds, including any earnings accrued on the Escrow Funds, to the Purchasers at the address or accounts, as applicable, provided on Schedule A.
     The Escrow Agent shall promptly (and in any event within two business days from receipt of notice) release and distribute the Escrow Funds (and any earnings accrued thereon), as described above, in accordance with the payment instructions provided by an executed certificate substantially in the form of Exhibit A provided to the Escrow Agent by the Company.
     Section 2.3 Effect of Final Delivery. This Agreement shall continue in full force and effect until the Escrow Agent has delivered all of the Escrow Funds pursuant to the terms hereof. Except as set forth in Section 4.12, after all of such funds have been so delivered, all rights, duties and obligations of the respective parties hereunder shall terminate.
ARTICLE III
THE ESCROW AGENT
     Section 3.1 Appointment. The Company hereby designates and appoints the Escrow Agent as “Escrow Agent” under this Agreement, and the Escrow Agent hereby accepts such designation and appointment, subject to all of the provisions of this Agreement.
Section 3.2 Compensation; Expenses Reimbursement.
     (a) The Company agrees to pay the Escrow Agent’s compensation for its normal services hereunder in accordance with the executed fee proposal, by and between the Escrow Agent and the Company, which may be subject to change as mutually agreed upon from time to time between the Company and the Escrow Agent.
     (b) The Company agrees to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

     Section 3.3 Escrow Agent Terms and Conditions.
     (a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein, and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent, in its capacity as such, shall not be subject to, nor required to comply with, any other agreement to which the Company is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Company or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.
     (b) If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Funds (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Funds), the Escrow Agent is authorized to comply therewith in any manner as it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
     (c) (i) The Escrow Agent shall not be liable for any action taken or omitted, or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (A) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document from the Company or any entity acting on behalf of the Company, to the extent such reliance is contemplated by this Agreement, (B) in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action, (C) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians selected with reasonable care, or (D) for an amount in excess of the value of the Escrow Funds.
          (ii) If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Funds. In such event, the Escrow Agent shall notify the Company of any such reimbursement from the Escrow Funds and shall furnish to the Company copies of all related invoices and other statements, and the Company shall promptly restore any amount deducted from the Escrow Funds.

          (iii) The Escrow Agent may consult with legal counsel of its own selection at the expense of the Company as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.
          (iv) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).
     (d) The Escrow Agent shall provide the Company with monthly statements identifying transactions, transfers or holdings of the Escrow Funds, and each such statement shall be deemed to be correct and final upon receipt thereof by such party unless the Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.
     (e) The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.
     (f) Notices, instructions or other communications shall be in writing and shall be given to the address set forth in the “Notices” provision herein (or to such other address as may be substituted therefor by written notification to the Escrow Agent or the Company). Notices to the Escrow Agent shall be deemed to be given when actually received by the Escrow Agent. The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it in good faith to have been sent or given by the Company or by a person or persons authorized by the Company. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or New York Stock Exchange holiday, such time shall be extended to the next day on which the Escrow Agent is open for business.
     (h) The Company shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Agreement or being the Escrow Agent hereunder (including, but not limited to, Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part); provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its own gross negligence or willful misconduct.
     (i) (i) The Company may remove the Escrow Agent at any time by giving to the Escrow Agent thirty (30) calendar days’ prior notice in writing signed by the Company. The Escrow Agent may resign at any time by giving the Company thirty (30) calendar days’ prior written notice thereof.
          (ii) Within five (5) calendar days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, the Company shall appoint a successor escrow agent. If a successor escrow agent has not accepted such appointment within thirty (30) days after the giving of such notice, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Company.
          (iii) Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall either deliver the Escrow Funds then held hereunder to the successor escrow agent, less the Escrow Agent’s earned but unpaid fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrow Funds (or any portion thereof, without any obligation to reinvest the same), pending distribution, until all such fees, costs and expenses or other obligations are paid.
          (iv) Upon delivery of the Escrow Funds to the successor escrow agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.
     (j) (i) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retain possession of the Escrow Funds, until the Escrow Agent receives written instructions, signed by the Company and the Purchasers, which eliminate such ambiguity or uncertainty.
          (ii) IN THE EVENT OF ANY DISPUTE BETWEEN OR CONFLICTING CLAIMS BY OR AMONG THE COMPANY AND/OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO ANY ESCROW FUNDS, THE ESCROW AGENT SHALL BE ENTITLED, IN ITS SOLE DISCRETION, TO REFUSE TO COMPLY WITH ANY AND ALL CLAIMS, DEMANDS OR INSTRUCTIONS WITH RESPECT TO SUCH ESCROW FUNDS SO LONG AS SUCH DISPUTE OR CONFLICT SHALL CONTINUE, AND THE ESCROW AGENT SHALL NOT BE OR BECOME LIABLE IN ANY WAY TO

THE COMPANY FOR FAILURE OR REFUSAL TO COMPLY WITH SUCH CONFLICTING CLAIMS, DEMANDS OR INSTRUCTIONS. THE ESCROW AGENT SHALL BE ENTITLED TO REFUSE TO ACT UNTIL, IN ITS SOLE DISCRETION, EITHER (I) SUCH CONFLICTING OR ADVERSE CLAIMS OR DEMANDS SHALL HAVE BEEN DETERMINED BY A FINAL ORDER, JUDGMENT OR DECREE OF A COURT OF COMPETENT JURISDICTION, WHICH ORDER, JUDGMENT OR DECREE IS NOT SUBJECT TO APPEAL, OR SETTLED BY AGREEMENT BETWEEN THE CONFLICTING PARTIES AS EVIDENCED IN A WRITING SATISFACTORY TO THE ESCROW AGENT OR (II) THE ESCROW AGENT SHALL HAVE RECEIVED SECURITY OR AN INDEMNITY SATISFACTORY TO IT SUFFICIENT TO HOLD IT HARMLESS FROM AND AGAINST ANY AND ALL LOSSES WHICH IT MAY INCUR BY REASON OF SO ACTING. THE ESCROW AGENT MAY, IN ADDITION, ELECT, IN ITS SOLE DISCRETION, TO COMMENCE AN INTERPLEADER ACTION OR SEEK OTHER JUDICIAL RELIEF OR ORDERS AS IT MAY DEEM, IN ITS SOLE DISCRETION, NECESSARY. THE COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) INCURRED IN CONNECTION WITH SUCH PROCEEDING SHALL BE PAID BY, AND SHALL BE DEEMED AN OBLIGATION OF THE COMPANY.
     (k) The Escrow Agent shall be under no duty to enforce payment of any subscription which is to be paid to and held by it.
     (l) The Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any Escrow Funds held by it hereunder, including, without limitation, any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of income incident to any such delay.
     (m) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.
     (n) It is understood that fees and usual charges agreed upon from the Escrow Agent’s services shall be considered compensation for its services as contemplated by this Agreement, and if the Escrow Agent renders any service not provided for in this Agreement, or if there is any assignment of any interest in the subject matter of this Agreement by the Company or any modification of this Agreement, or if any controversy arises under this Agreement or the Escrow Agent is made a party to any litigation pertaining to this Agreement, or the subject matter of this Agreement, the Escrow Agent shall be reasonably compensated for those extraordinary services and reimbursed for all costs and expenses occasioned by such services, controversy or litigation and the Company hereby promises to pay such sums upon demand.

ARTICLE IV
MISCELLANEOUS
     Section 4.1 Governing Law. This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of Texas.
     Section 4.2 Amendment. Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.
     Section 4.3 Waiver. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.
     Section 4.4 Binding Obligation. The Company hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Agreement by the Company do not and will not violate any applicable law or regulation.
     Section 4.5 Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.
     Section 4.6 Entire Agreement. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.
     Section 4.7 Headings. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.
     Section 4.8 Counterparts. This Agreement may be executed, by facsimile or otherwise, by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

     Section 4.9 Transferability; Third Party Beneficiaries. The parties to this Agreement may not transfer any interest in the Escrow Funds or any other right under this Agreement to any other party without the prior written consent of the other party to this Agreement. It is expressly acknowledged and agreed by the parties that the Purchasers are intended to be and shall be third party beneficiaries of this Agreement entitled to the benefits specified herein. Except as set forth in this Section 4.9, this Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.
     Section 4.10 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.
     Section 4.11 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage prepaid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:
     If to Company:
Zix Corporation
2711 N. Haskell Avenue, Suite 2200
Dallas, Texas 75204
Attn: Ronald A. Woessner, General Counsel
Facsimile: (214) 515-7385
     with a copy to:
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
Attn: Sarah Rechter
Facsimile: (214) 661-4419
     If to the Escrow Agent:
JPMorgan Chase Bank, N.A.
600 Travis Street, 53rd Floor
Houston, Texas 77002
Attn: Luis Bustamante
Facsimile: (713) 216-6927

If to any Purchaser, at such Purchaser’s address or facsimile number set forth on Schedule A to this Agreement;
or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.
     Section 4.12 Survival. The following provisions shall survive any termination of this Agreement or the resignation or removal of the Escrow Agent: Sections 3.2, 3.3(c), 3.3(h), 3.3(j)(ii), 4.9 and this Section 4.12.
     Section 4.13 Account Opening Information/TINs.
     (a) Account Opening Information. For accounts opened in the US, to help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. Accordingly, when an account is opened, the Escrow Agent will ask for information that will allow it to identify relevant parties.
     (b) TINs. Tax Matters. The Company represents that its correct Taxpayer Identification Number (“TIN”) assigned by the Internal Revenue Service (“IRS”) or any other taxing authority is set forth on the signature page hereof. In addition, all interest or other income earned under this Agreement shall be allocated and/or paid as directed by this Agreement and reported by the recipient to the Internal Revenue Service or any other taxing authority. Notwithstanding such written directions, the Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all Escrow Funds shall be retained and reinvested from time to time by the Escrow Agent as provided in Section 1.2. In the event that any earnings remain undistributed at the end of any calendar year, the Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Company. In the absence of such written directions, undistributed earnings will be attributed to and reported on as belonging to the Company. In addition, the Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities. Any tax returns or reports required to be prepared and filed on behalf of or by the Company or Purchasers, as applicable, will be prepared and filed by the Company or the Purchasers, as applicable, and the Escrow Agent shall have no responsibility for the preparation and/or filing or any tax return with respect to the Escrow Funds. In addition, any tax or other payments required to be made pursuant to such tax return or filing will be paid by the Company or Purchasers, as appropriate. The Escrow Agent shall have no responsibility for such payment unless directed to do so by the appropriate authorized party.

     Section 4.14 Security Procedures. In the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule C hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule C, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Company’s executive officers (“Executive Officers”), which shall include the titles of Chief Executive Officer, Chief Financial Officer, General Counsel and Senior Vice President, as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed incumbency certificate evidencing the authority of such Executive Officer, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the Company’s or any Purchaser’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company to identify (i) the Company or any Purchaser, (ii) the Company’s or any Purchaser’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the Company or a Purchaser being paid, or the transfer of Escrow Funds to a bank other than the Company’s or a Purchaser’ bank or an intermediary bank designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

ESCROW AGENT
By:	/s/ May Ng
	Name:	May Ng
	Title:	Vice President, Trust Officer

Tax Certification: Taxpayer ID#:
Customer is a (check one):

___Corporation	___Municipality	___Partnership	___Non-profit or Charitable Org
___Individual	___REMIC	___Trust	___Other ___
Under the penalties of perjury, the undersigned certifies that:
(1)	the entity is organized under the laws of the United States

(2)	the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it); and

(3)	it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding.
(If the entity is subject to backup withholding, cross out the words after the (3) above.)
Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.
Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding .

COMPANY
By:	/s/ Brad Almond
	Name:	Brad Almond
	Title:	Chief Financial Officer

Signature Page to Escrow Agreement

Exhibit A
Form of Certificate
for Release of Escrow Funds
          Reference is made to that certain Escrow Agreement (the “Escrow Agreement”), dated as of ___, 2005, between Zix Corporation, a Texas corporation (the “Company”), and ___, a ___(the “Escrow Agent”). Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Escrow Agreement. The undersigned, duly authorized officer of the Company, hereby certifies to the Escrow Agent as follows:
     (1) The conditions set forth in [Section 2.2(a)/Section 2.2(b)] for the release of the Escrow Funds to the [Company/Purchasers] have been satisfied; and
     (2) The Escrow Agent is hereby directed to release the Escrow Funds (including the Investment Earnings) to the [Company/Purchasers] pursuant to [Section 2.2(a)/Section 2.2(b)] of the Escrow Agreement.
          Please disburse the Escrow Funds to the [Company/Purchasers] in accordance with [Section 2.2(a)/Section 2.2(b)] of the Escrow Agreement to [___] by wire transfer of immediately available funds to [wire instructions to be inserted].
          In WITNESS WHEREOF, the undersigned has executed and delivered this certificate on the ___ day of ___, ___.

ZIX CORPORATION
By:
Name:
Title:

Schedule A
PURCHASERS

Name and Address	Excess Funds
Schottenfeld Qualified Associates, L.P. 800 Third Avenue 10th Floor New York, New York 10022 Attn: Richard Schottenfeld	$250,000.00

Cranshire Capital, L.P. 666 Dundee Road, Suite 1901 Northbrook, IL 60062 Attn: Mitchell Kopin	$100,000.00

Nite Capital LP 100 East Cook Avenue Suite 201 Libertyville, IL 60048 Attn: Keith A. Goodman	$80,000.00

Bluegrass Growth Fund, LP 122 E. 42nd Street Suite 2606 New York, NY 10168 Attn: Brian Shatz	$100,000.00

Alpha Capital AG Pradefant 7 a490 Furstentus Vaduz, Lichtenstein Attn: Mr. Konrad Ackerman	$80,000.00

Gryphon Master Fund, L.P. 100 Crescent Court Suite 490 Dallas, Texas 75201 Attn: Mr. Tim Stobaugh	$260,000.00

GSSF Master Fund, LP 100 Crescent Court Suite 490 Dallas, Texas 75201 Attn: Mr. Tim Stobaugh	$140,000.00

Name and Address	Excess Funds
Precept Capital Master Fund, G.P. 100 Crescent Court Suite 850 Dallas, Texas 75201 Attn: John Bateman	$115,000.00

JMG Capital Partners, LP 11601 Wilshire Blvd. Suite 2180 Los Angeles, CA 90025 Attn: Mr. Jonathan Glaser	$200,000.00

JMG Triton Offshore Fund, Ltd. 11601 Wilshire Blvd. Suite 2180 Los Angeles, CA 90025 Attn: Mr. Jonathan Glaser	$200,000.00

Heartland Value Plus Fund c/o Brown Brothers Harriman & Co. c/o Heartland Group, Inc. 789 N. Water St., Suite 500 Milwaukee, WI 53202 Attn: Nicole J. Best	$600,000.00

Diamond Opportunity Fund, LLC 500 Skokie Blvd. Suite 310 Northbrook, IL 60062 Attn: Richard Marks	$100,000.00

Andrew J. Hoff 731 N. Jackson Street Suite 812 Milwaukee, WI 53202	$2,000,000.00

George W. Haywood 3023 Q. Street, N.W. Washington, D.C. 20007	$800,000.00

Superius Securities GP Profit Sharing Plan 94 Grand Avenue Englewood, NJ 07631 Attn: Mr. James Hudgins	$400,000.00

Name and Address	Excess Funds
Arthur R. Puglia 23499 Columbus Rd. Columbus, NJ 08022	$22,000.00

Manickam Ganesh 5 Eccleston Court Montville, NJ 07045	$20,000.00

William McCauley 492 Ackerson Avenue Wyckoff, NJ 07481	$20,000.00

Alapatt P. Thomas, MD 9 Manor Drive Warren, NJ 07059	$40,000.00

Hersey Norris 8553 Caratoke Hwy, US Hwy 158 Harbinger, NC 27941	$22,600.00

Howard Raphaelson 10 Chauncey Place Woodbury, NY 11797	$37,400.00

Ronald S. Carvalho 107 Osborne Place Cranford, NJ 07016	$20,000.00

William R. Leggio 2 Charlton Street Apt. 11K New York, NY 10014	$30,000.00

Capra Global Managed Assets, Ltd. c/o Walkers SPV Limited P.O. Box 908GT, Walker House Mary Street, Georgetown Grand Cayman, Cayman Islands Attn: Mr. John Briggs	$139,600.00

CGMA Special Accounts, LLC c/o Walkers SPV Limited P.O. Box 908GT, Walker House Mary Street, Georgetown Grand Cayman, Cayman Islands Attn: Mr. John Briggs	$60,400.00

Name and Address	Excess Funds
Antonio R. Sanchez, Jr. 1920 Sandman Street Laredo, Texas 78041	$200,000.00

Con Egan 225 East 70th Penthouse B New York, NY 10021	$200,000.00

Conor O’Driscoll 355 Locust Avenue Rye, NY 10580	$150,000.00

Fulvio Dobrich c/o Galileo Asset Management 570 Lexington Avenue 24th Floor New York, NY 10022	$120,000.00

John M. Craig 46 Cheese Spring Road Wilton, CT 06897	$100,000.00

Anthony J. Pannella Wilentz, Goldman & Spitzer PA 90 Woodbridge Center Drive Woodbridge, NJ 07095	$60,000.00

Stephen D. Baksa 2 Woods Lane Chatham, NJ 07928	$60,000.00

Antonio R. Sanchez, III 1111 Bagby Suite 1600 Houston, Texas 77002	$40,000.22

Robert P. Janke and Debbie Hansman 121 Highland Blvd. Bozeman, MT 59715	$40,000.00

Name and Address	Excess Funds
Richard D. Spurr 2711 North Haskell Suite 2200, LB 36 Dallas, Texas 75204	$20,003.10

Bradley Christian Almond 1541 El Campo Dallas, Texas 75218	$4,000.62

Charles N. Kahn, III 4545 Glebe Road Arlington, VA 22207	$4,000.62

Anthony V. Milone c/o HAN 1305 Maroneck Avenue White Plains, NY 10605	$100,000.00

Sapphire Capital Partners, L.P. 527 Madison Avenue 7th Floor New York, NY 10013 Attn: Mr. Matthew Buton	$50,000.00

Reuben Taub 607 West End Avenue Apartment 4A New York, NY 10024	$80,000.00

C.E. Unterberg, Towbin Capital Partners I, L.P. c/o C.E. Unterberg, Towbin 350 Madison Avenue New York, NY 10017 Attn: Andrew Arno	$400,000.00

SRB Greenway Capital, L.P. 300 Crescent Court Suite 1111 Dallas, Texas 75201 Attn: Joe Worsham	$23,920.00

SRB Greenway Capital (QP), L.P. 300 Crescent Court Suite 1111 Dallas, Texas 75201 Attn: Joe Worsham	$162,680.00

Name and Address	Excess Funds
SRB Greenway Offshore Operating Fund, L.P. 300 Crescent Court Suite 1111 Dallas, Texas 75201 Attn: Joe Worsham	$13,400.00

Shea Ventures, LLC 655 Brea Canyon Road Walnut, CA 91789 Attn: Mr. Edmund H. Shea, Jr.	$200,000.00

Amulet Limited c/o Dundee Leeds Management Services (Cayman) Ltd. 28N. Church Street, Waterfront Centre, George Town, Grand Cayman, Cayman Islands, British West Indies with copies to: c/o Amaranth Advisors L.L.C. One American Lane Greenwich, CT 06831 Attn: General Counsel	$2,250,000.00

Omicron Master Trust c/o Omicron Capital, L.P. 650 Fifth Avenue 24th Floor New York, NY 10019 Attn: Brian Daly	$400,000.00

Total:	$10,515,004.56

Schedule B
Eligible Investments
1.	Direct obligations of, or obligations the principal and interest on which is unconditionally guaranteed by, the United States, maturing not more than 90 days after the acquisition thereof.

2.	Trust funds, trust accounts, interest-bearing demand or time deposits (including certificates of deposit) in a federally insured commercial bank incorporated under the laws of the United States or any State thereof so long as the commercial paper or other short-term debt obligations of such commercial bank have a short-term credit rating of at least A-1 by Standard & Poor’s Corporation or P-1 by Moody’s Investors Services, Inc., maturing not more than 90 days after the acquisition thereof.

Schedule C
Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Funds Transfer Instructions
Company:

Name	Telephone Number
1. Bradley C. Almond, Chief Financial Officer	214-370-2000
2. Ronald A. Woessner, General Counsel	214-370-2000